Exhibit 10.1

AMENDMENT NO. 1 TO OFFICE LEASE

This AMENDMENT NO. 1 TO OFFICE LEASE (“Amendment No. 1”) is entered into as of June 12, 2006 (“Effective Date”), by and between THORNMINT I, A CALIFORNIA LIMITED PARTNERSHIP (“Landlord”), and IMAGEWARE SYSTEMS, INC., (“Tenant”) with reference to the facts set forth in the Recitals below.

RECITALS

A.             Landlord and Tenant are parties to an Office Lease Agreement and Addendum dated September 26, 2003 (“Lease”), by and between Thornmint I, a California limited partnership (“Landlord”) and ImageWare Systems Inc., (“Tenant”) for certain Leased Premises consisting of 16,020 square feet of rentable area of the Building located at 10883 Thornmint Road, San Diego, CA 92127, as more specifically described in the Lease.  The term of this Lease is scheduled to expire on September 30, 2006.

B.               Landlord and Tenant have agreed to extend the term of this Lease for a new twenty-four (24) month term (“Extension Term”) under all of the same terms and conditions of the Lease and Addendum, except as specifically provided below in this Amendment No. 1.  Landlord and Tenant have further agreed to make certain modifications to the Lease, including, among other things, (i) modifying the Base Rental payable under the Lease.

AMENDMENT

NOW, THEREFORE, in consideration of the Recitals above, the mutual covenants and conditions below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                 Extension of the Term.  Landlord and Tenant hereby agree that the term of the Lease shall be extended for the Extension Term, commending on October 1, 2006, on all of the same terms and conditions of the Lease and Addendum, except as specifically modified by this Amendment No. 1.  All references o the Lease Agreement to the “Expiration Date” shall mean September 30, 2008.

2.                 Base Rental.  Base Rental Payment during the Extension Term shall be payable pursuant to the following schedule:

Months	Monthly Base Rental
01-12	$18,423.33
13-24	$19,224.00

3.                 Tenant Improvements.  Landlord, at Landlord’s expense, shall complete the following Tenant Improvements utilizing building standard materials within sixty (60) days from full executive of this Lease Amendment 1:

%                 Install a new building standard garbage disposal.

%                 Re-paint reception entrance handrails and the handrails in the stairwell on the west side of the Building.

%                 Repair roof leaks.

%                 Replace damaged ceiling tiles.

%                 Men’s restrooms:

•      1st Floor:
Replace damaged flooring tile.

•      2nd Floor:
Repair leaking urinal.
Repair/replace one (1) fan.
Install new plastic light covers for the restroom lights above the sinks (1st & 2nd Floors).

%                 Women’s restrooms:

•      1st Floor:
Repair/replace two (2) fans.

•      2nd Floor:
Repair/replace one (1) fan.
Install new plastic light covers for the restroom lights above the sinks (1st & 2nd Floors).

%                 Cap one (1) existing floor plug on the first floor that is exposed.

%                Remove wallpaper in the reception entrance up to the top of the stairwell and repaint the reception area with a mutually agreed upon color.

%                 Repair/replace two (2) recessed lights in the reception area.

%                 Investigate the possibility of fixing the fraying carpet in Wayne Wetherall’s office.

All Tenant Improvement work shall be completed during normal business hours and Tenant shall be responsible for the removal of their Furniture, Fixtures and Equipment as necessary in order for Landlord to complete the above mentioned Tenant Improvement work.

4.                 Brokers.  Tenant represents and warrants to Landlord that it has dealt directly with (and only with) CB Richard Ellis (“Landlord’s Broker”) as broker in connection with this Amendment No. 1.

5.                 No Construction Against Party Drafting Amendment.  Landlord and Tenant acknowledge and agree that each of them, and their respective professional advisors, have reviewed this Amendment and that the provisions of this Amendment shall not be construed against either party.  The rule of construction ambiguities are to be construed against the party drafting the agreement shall not imply to the interpretation of this Amendment No. 1 and is waived.

6.                 Continued Effect.  Except as specifically modified by this Amendment No. 1, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.  Unless otherwise specifically defined in this Amendment No. 1, terms with initial capital letter in this Amendment No. 1 shall have the same meaning as such terms have in the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Office lease as of the Effective Date.

“LANDLORD”	Thornmint 1, a California Limited Partnership

	By:	s/David C. Price

	Name:	David C. Price

	Title:	General Partner

	Date:	July 3, 2006

‘TENANT”	ImageWare Systems, Inc.

	By:	s/S. James Miller, Jr.

	Name:	S. James Miller, Jr.

	Title:	Chairman & CEO

	Date:	June 23, 2006